                                                          FEDERAL IDENTIFICATION
                                                          NO. 04-1414660
                                                          ----------------------


                       THE COMMONWEALTH OF MASSACHUSETTS
                             William Francis Galvin
                         Secretary of the Commonwealth
             One Ashburton Place, Boston, Massachusetts  02108-1512


We,   DAVID F. D'ALESSANDRO      , President/and  BARRY J.
      ---------------------                       ---------

RUBENSTEIN  , SECRETARY of JOHN HANCOCK LIFE INSURANCE
----------                 ---------------------------

COMPANY  located at 200 CLARENDON STREET, BOSTON, MASSACHUSETTS do hereby
-------

certify that the following Restatement of the Articles of Organization was duly adopted at a meeting held on [November 30}, 1999 by a vote of the directors/or:

___________[votes of Voting Members] _____________________/"being at least two-

thirds of the votes of Members voting in person or by proxy or mail.

                                   ARTICLE I

                        The name of the corporation is:

     JOHN HANCOCK LIFE INSURANCE COMPANY

                                   ARTICLE II

     The purpose of the corporation is to engage in the following business activity(ies):

     The purposes for which the corporation is formed are as follows:

     The Corporation is constituted for the purpose of transacting on the stock plan, the kinds of insurance now or hereafter described in or permitted by Clauses 6th, 10th, 14th, 15th and 16th of Section 47 and Section 54G of Chapter 175 of the General Laws of the Commonwealth of Massachusetts, and the businesses authorized by Section 47A of chapter 175 of the General Laws of the Commonwealth of Massachusetts, and any acts in amendment thereof or in addition thereto, and such other kinds of insurance as may be permitted now or hereafter to be transacted by insurance corporations organized or authorized to transact any of the kinds of insurance now or hereafter described or permitted by said Clauses of Section 47 and Sections 47A and 54G; and including any form of insurance which may be permitted by paragraphs (b) and (g) of Section 51 of said

     Chapter 175; and any acts in amendment thereof or in addition thereto; thus including the authority pursuant to said Clauses of Section 47 and Sections 47A and 54G; and including, pursuant to the provisions of paragraph (g) of said Section 51, authority to write such other form or forms of insurance coverage not included in the provisions of said Sections 47, 47A and 54G, and not contrary to the law, as the Massachusetts Commissioner of Insurance, in his or her discretion, may authorize and license subject to such terms and conditions as he or she may from time to time prescribe.

     The Board of Directors may permit the issuance of participating policies, and may permit the policyholders of the Corporation from time to time to participate in the profits of its operations through the payment of dividends. The board of directors shall have the power to make reasonable classification or classifications of policies and to take such other action, in accordance with the law, as may be necessary or desirable to carry into effect any participation by policyholders in the profits of the operations of the Corporation.

                                  ARTICLE III

     State the total number of shares and par value, if any, of each class of stock which the corporation is authorized to issue:



           WITHOUT PAR VALUE                                             WITH PAR VALUE
TYPE                       NUMBER OF SHARES          TYPE             NUMBER OF SHARES             PAR VALUE
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------
Common                                               Common:          1,000                        $.01
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------
Preferred:                                           Preferred:
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------

                                   ARTICLE IV

     If more than one class of stock is authorized, state a distinguishing designation for each class. Prior to the issuance of any shares of a class, if shares of another class are outstanding, the corporation must provide a description of the preferences, voting powers, qualifications, and special or relative rights or privileges of that class and of each other class of which shares are outstanding and of each series then established within any class.

                                   ARTICLE V

     The restrictions, if any, imposed by the Articles of Organization upon the transfer of shares of stock of any class are:

     Pursuant to Section 9.4 of the Plan of Reorganization of John Hancock Mutual Life Insurance Company dated August 31, 1999 (the "Plan of Reorganization"), and as authorized by Section 19E of Chapter 175 of the Massachusetts General Laws, no person (or persons acting in concert) may directly or indirectly offer to acquire the beneficial ownership of 10% or more of the common stock of the Corporation until two years after the effective date of the reorganization of John Hancock Mutual Life Insurance Company pursuant to the Plan of Reorganization, except a person that becomes such a beneficial owner as a result of John Hancock Financial Services, Inc.'s issuance of common stock to such person as consideration in an acquisition of another entity initiated by John Hancock Financial Services, Inc. by authority of the John Hancock Financial Services, Inc.'s board of directors. Further, without the prior approval of the John Hancock Financial Services Inc.'s board of directors, and the Massachusetts Commissioner of Insurance, no person (or persons acting in concert) may directly or indirectly offer to acquire or acquire beneficial ownership of 10% or more of the common stock of the Corporation during the one year period following the two year period described above, except a person that becomes such a beneficial owner as a result of the John Hancock Financial Services, Inc.'s issuance of its common stock to such person as consideration in acquisition of another entity initiated by the John Hancock Financial Services, Inc. by authority of the John Hancock Financial Services, Inc.'s board of directors. For purposes of this Article V, the term "person" shall mean an individual, corporation, joint venture, partnership, association, trust, trustee, unincorporated entity, organization or government or any department or agency thereof.

                                   ARTICLE VI

     **Other lawful provisions, if any, for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders:

     Other lawful provisions, if any, for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders:




     **If there are no provisions, state "None".
     Note: The preceding six (6) articles are considered to be permanent and may ONLY be changed by filing appropriate Article of Amendment.

     (a) No contract or other transaction of this corporation with any other person, corporation, association, or partnership shall be affected or invalidated by the fact that (i) this corporation is a stockholder or partner in, or affiliate of, such other corporation, association, or partnership, or (ii) any one or more of the officers or directors of this corporation is an officer, director or partner of such other corporation, association or partnership, or (iii) any officer or director of this corporation, individually or jointly with others, is a party to or is interested in such contract or transaction. Any director of this corporation may be counted in determining the existence of a quorum at any meeting of the board of directors for the purpose of authorizing or ratifying any such contract or transaction, and may vote thereon, with like force and effect as if he or she were not so interested or were not an officer, director, or partner of such other corporation, association or partnership.

     (b) The corporation may be a partner in any business enterprise which it would have power to conduct itself.

     (c) The corporation may carry on any business, operation or activity through a wholly or partly owned subsidiary.

     (d) The by-laws may provide that the directors may make, amend, or repeal the by-laws in whole or in part, except with respect to any provision thereof which by law, these articles of organization, or the by-laws requires action by the stockholders.

     (e) Meetings of the stockholders may be held anywhere in the United States.

     (f) Except as otherwise provided by law, no stockholder shall have any right to examine any property or any books, accounts or other writings of the corporation if there is reasonable ground for belief that such examination will, for any reason, be adverse to the interests of the corporation, and a vote of the board of directors refusing permission to make such examination and setting forth that in the opinion of the board of directors such examination would be adverse to the interests of the corporation shall be prima-facie evidence that such examination would be adverse to the interests of the corporation. Every such examination shall be subject to such reasonable regulations as the board of directors may establish in regard thereto.

     (g) The board of directors may specify the manner in which the accounts of the corporation shall be kept and may determine what constitutes net earnings, profits and surplus, what amounts, if any, shall be reserved for any corporate purpose, and what amounts, if any, shall be declared as dividends. Unless the board of directors otherwise specifies, the excess of the consideration for any share of its capital stock with par value issued by it over such par value shall be surplus. The board of directors may allocate to capital stock less than all of the consideration for any share of its capital stock without par value issued by it, in which case the balance of such consideration shall be surplus. All surplus shall be available for any corporate purpose, including the payment of dividends.

    (h) The purchase of other acquisition or retention by the corporation of shares of its own capital stock shall not be deemed a reduction of its capital stock. Upon any reduction of capital or capital stock, no stockholder shall have any right to demand any distribution from the corporation, except as and to the extent that the stockholders shall have provided at the time of authorizing such reduction.

    (i) The corporation shall have all powers granted to corporations by the laws of The Commonwealth of Massachusetts, provided that no such power shall include any activity inconsistent with the Business Corporation Law or the general laws of said Commonwealth.

                               BOARD OF DIRECTORS

                   John Hancock Mutual Life Insurance Company
                        John Hancock Place, P.O. Box 111
                               Boston, MA  02117

              NAME                          RESIDENTIAL ADDRESS                       POST OFFICE ADDRESS
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------

Stephen L. Brown                   180 Beacon Street                      P.O. Box 111
                                   Apartment 14G                          Boston, MA  02117
                                   Boston, MA  02116
---------------------------------------------------------------------------------------------------------------------
David F. D'Alessandro              158 Buckskin Drive                     P.O. Box 111
                                   Weston, MA  02193                      Boston, MA  02117
---------------------------------------------------------------------------------------------------------------------
Foster L. Aborn                    121 Main Street                        P.O. Box 111
                                   Hingham, MA  02043                     Boston, MA  02117
---------------------------------------------------------------------------------------------------------------------
Samuel W. Bodman                   40 Battery Street                      Cabot Corporation
                                   Burroughs Wharf, Apartment 612         75 State Street
                                   Boston, MA  02109-1005                 Boston, MA  02109-1806
---------------------------------------------------------------------------------------------------------------------
I. MacAllister Booth               68 Barnes Hill Road                    68 Barnes Hill Road
                                   Concord, MA  01742                     Concord, MA  01742
---------------------------------------------------------------------------------------------------------------------
Wayne A. Budd                      460 Park Drive                         Bell Atlantic
                                   Boston, MA  02215                      185 Franklin Street, 18th Floor
                                                                          Boston, MA  02110
---------------------------------------------------------------------------------------------------------------------
John M. Connors, Jr.               71 Sears road                          Hill, Holliday, Connors, Cosmopulos, Inc.
                                   Brookline, MA  02146                   200 Clarendon Street
                                                                          Boston, MA  02116
---------------------------------------------------------------------------------------------------------------------
Robert E. Fast, Esq.               36 Walnut Park                         Hale and Dorr
                                   Newton, MA  02158                      60 State Street
                                                                          Boston, MA  02109
---------------------------------------------------------------------------------------------------------------------
Dr. Kathleen Foley Feldstein       147 Clifton Street                     Economic Studies, Inc.
                                   Belmont, MA  02178                     147 Clifton Street
                                                                          Belmont, MA  02178
---------------------------------------------------------------------------------------------------------------------
Nelson S. Gifford                  14 Windsor Road                        Fleetwing Capital
                                   Wellesley, MA  02181                   75 Federal Street, Suite 100
                                                                          Boston, MA  02110-1911
---------------------------------------------------------------------------------------------------------------------
Michael C. Hawley                  42 Chestnut Street                     The Gillette Company
                                   Boston, MA  02108                      800 Boylston Street, 48th Floor
                                                                          Boston, MA  02199
---------------------------------------------------------------------------------------------------------------------
Edward H. Linde                    265 Country Drive                      Boston Properties, Inc.
                                   Weston, MA  02193                      Prudential Center
                                                                          800 Boylston Street, 4th Floor
                                                                          Boston, MA  02199
---------------------------------------------------------------------------------------------------------------------
Judith A. McHale                   1703 Delfield Street                   Discovery Communications, Inc.
                                   Chevy Chase, MD  20815                 7700 Wisconsin Avenue
                                                                          Bethesda, MD  20814
---------------------------------------------------------------------------------------------------------------------
Richard F. Syron                   394 Hammond Street                     Thermo Electron Corporation
                                   Chestnut Hill, MA  02467               81 Wyman Street
                                                                          Waltham, MA  02454
---------------------------------------------------------------------------------------------------------------------
Robert J. Tarr, Jr.                40 White Oak Road                      40 White Oak Road
                                   Wellesley, MA  02181-1435              Wellesley, MA  02181-1435
---------------------------------------------------------------------------------------------------------------------

                                  ARTICLE  VII

The effective date of the restated Articles of Organization of the corporation shall be the date approved and filed by the Secretary of the Commonwealth. If a later effective date is desired, specify such date which shall not be more than thirty days after the date of filing

                                  ARTICLE VIII

The information contained in Article VIII is not a permanent part of the Articles of Organization.

a. The street address (post office boxes are not acceptable) of the principal office of the corporation in Massachusetts is:

    200 Clarendon Street; Boston, MA  02117

b. The name, residential address and post office address of each director and officer of the corporation in Massachusetts is:

           NAME                      RESIDENTIAL ADDRESS    POST OFFICE ADDRESS
President:  David F. D'Alessandro     158 Buckskin Drive      P.O. Box 111
                                      Weston, MA  02193       Boston, MA 02117

Treasurer:  Gregory P. Winn           35 Woodland Street      P.O. Box 111
                                      Sherborn, MA  01770     Boston, MA  02117

Clerk:      Barry J. Rubenstein       6 Garvey Road           P.O. Box 111
                                      Framingham, MA  01701   Boston, MA  02117

c. The fiscal year (i.e., tax year) of the corporation shall end on the last day of the month of: DECEMBER

d. The name and business address of the resident agent, if any, of the corporation is:


**We further certify that the foregoing Restated Articles of Organization affect no amendments to the Articles of Organization of the corporation as heretofore amended, except amendments to the following articles. Briefly describe amendments below:

SIGNED UNDER THE PENALTIES OF PERJURY, this ______ day of_______________, 2000. ________________________,

*President/____________________________________________, SECRETARY



*Delete the inapplicable words.  **If there are no amendments, state 'None'.

                       THE COMMONWEALTH OF MASSACHUSETTS

                       RESTATED ARTICLES OF ORGANIZATION

                        DOMESTIC STOCK INSURANCE COMPANY

                    (GENERAL LAWS, CHAPTER 175, SECTION 50B)


     I hereby certify that upon examination of the within Restated Articles of Organization duly submitted to me, it appears that said Restated Articles of Organization conform to the requirements of law and are hereby approved this _____ day of __________, 2000.



                              ___________________
                                 LINDA RUTHARDT

                           Commissioner of Insurance

I hereby approve the within Restated Articles of Organization and, the filing fee in the amount of $200.00 having been paid, said Restated Articles of Organization are deemed to have been filed with me this ____ day of ____________, 2000.

                           __________________________
                             William Francis Galvin
                         Secretary of the Commonwealth


TO BE FILLED IN BY CORPORATION

 Photocopy of amendment to be sent

 TO: John Hancock Life Insurance Company
     P.O. Box 111, T-58
     Boston, MA  02117
     Attention:  Ms. Antoniette Ricci, Assistant Secretary

                       THE COMMONWEALTH OF MASSACHUSETTS

                       RESTATED ARTICLES OF ORGANIZATION
                    (General Laws, Chapter 156B, Section 74)

                 ______________________________________________
                 ______________________________________________


     I hereby approve the within Restated Articles of Organization and the filing fee in the amount of $300 having been paid, said articles are deemed to have been filed with me this 26th day of January, 2000.



     Effective Date:  February 1, 2000



                             WILLIAM FRANCIS GALVIN
                         Secretary of the Commonwealth



     TO BE FILLED IN BY CORPORATION

     Photocopy of document to be sent to:


     ___________________________________

     ___________________________________

     ___________________________________

     Telephone:___________________________

                       JOHN HANCOCK LIFE INSURANCE COMPANY

                          (A MASSACHUSETTS CORPORATION)

                      RESTATEMENT AND AMENDMENT OF BY-LAWS


ARTICLE 1  NAME; LOCATION
           --------------

     Section   1.01  Name:  The name of the Company is
                     ----

                       JOHN HANCOCK LIFE INSURANCE COMPANY

     Section 1.02 Principal Office: The principal office of the Company shall be located at John Hancock Place, 200 Clarendon Street, Boston, Massachusetts; provided, however, that the Board of Directors shall be authorized to change the location of the principal office of the Company. The Company, in addition to its principal office, may establish and maintain such other offices and places of business as the Board of Directors or its designee may, from time to time, determine.

     Section 1.03 Seal: The corporate seal of the Company shall bear the name of the Company and the year of its incorporation. The form of the seal shall be subject to alteration by the Board of Directors and the seal may be used by causing it or a facsimile to be impressed or affixed or printed or otherwise reproduced. Any officer or Director of the Company shall have authority to affix the corporate seal of the Company to any document requiring the same.

ARTICLE 2  STOCKHOLDER  MEETINGS
           ---------------------

     Section 2.01 Annual Meetings: The Annual Meeting of the stockholders of the Company, for the election of directors and for the transaction of such other business as properly may come before such meeting, shall be held at the Company's principal office, immediately following the annual meeting of the Board of Directors of John Hancock Financial Services, Inc. or at such other date, time and place within six months after the end of the Company's fiscal year as shall be fixed from time to time by the Board of Directors and set forth
in a notice of meeting given in accordance with these By-Laws.   (c. 156B, sec.
33)

     Section 2.02 Special Meetings: Special meetings of the stockholders may be called at any time by the Chairman of the Board of Directors, the Vice Chairman, if any, the President or by the Board of Directors. Notice of a special meeting shall be given in accordance with these By-Laws. Such special meetings of the stockholders shall be held at such places, within or without the Commonwealth of Massachusetts, as shall be specified in the notice of meeting
or waivers of notice thereof.   (c. 156B, sec. 34, 35)

     Section 2.03 Notice of Meetings: The Secretary or an Assistant Secretary shall cause notice of the date, time, place and purpose(s) of each Annual Meeting or special meeting of stockholders to be mailed, delivered, electronically mailed or transmitted by facsimile at least 48 hours prior to the meeting, to each stockholder of record entitled to vote at his or her address as the same appears in the Company's records of stockholders at the time of such mailing. Notice of any meeting of stockholders need not be given to any stockholder who shall sign a written waiver thereof, whether before or after the meeting or to any stockholder who shall attend such meeting in person or by proxy. Notice of any adjourned meeting of the stockholders of the Company need not be given. (c. 156B, sec. 36)

     Section 2.04 Quorum: Except as at the time otherwise required by statute or by the Articles of Organization, the presence at any stockholders' meeting, in person or by proxy, of the holders of record of shares of stock (of any class) entitled to vote at the meeting, aggregating a majority of the total number of shares of stock of all classes then issued and outstanding and entitled to vote at the meeting, shall be necessary and sufficient to constitute a quorum for the transaction of business. (c. 156B, sec. 39)

     Section 2.05 Consent of Stockholders in Lieu of Meeting: Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken for or in connection with any corporate action, by any statute, by the Articles of Organization or by these By-Laws, the meeting and vote of stockholders may be dispensed with if all of the stockholders who would have been entitled to vote upon the action if such meeting were held shall consent in writing to such corporate action being taken. (c. 156B, sec. 43)


ARTICLE 3  BOARD OF DIRECTORS
           ------------------

     Section 3.01 General Powers: The property, affairs and business of the Company shall be managed by the Board of Directors. The Board of Directors may exercise all the powers of the Company, whether derived from law or the Articles of Organization, except such powers as are, by statute, by the Articles of Organization or by these By-Laws, vested solely in the stockholders of the Company. The Directors shall fix the compensation and define the duties of the Chairman of the Board of Directors and may fix the compensation and may define the duties of all other officers, and may remove any officer at any time in accordance with Article 5 hereof.

     Section 3.02 Number and Term of Office: The Board of Directors shall consist of a number of Directors that shall be fixed from time to time exclusively pursuant to a resolution adopted by a majority of the entire Board; provided, however, that the Board shall at no time consist of fewer than three Directors, divided into classes of not fewer than three members, one class to be elected at each Annual Meeting of stockholders, for a term of three years; and provided, further, that at least one Director shall be an individual who is neither an officer nor a member of the Board of Directors of John Hancock Financial Services, Inc. or any of its other direct or indirect subsidiaries. (c. 156B, sec. 47; 50)

     Section 3.03 Election of Directors: Except as otherwise provided herein, the Directors shall be elected annually at the Annual Meeting of the stockholders. In the event of the failure to elect Directors at an Annual Meeting of the stockholders, then Directors may be elected at any regular or special meeting of stockholders entitled to vote for the election of Directors. At each meeting of the stockholders for the election of Directors, provided a quorum is present, the Directors shall be chosen and elected by a majority of the votes cast at such election. Notwithstanding the foregoing, any vacancies in the Board of Directors occurring by enlargement of the Board or otherwise, may be filled by majority vote of the remaining Directors or at any Annual or special meeting of stockholders.

     Section 3.04 Annual and Regular Meetings. The annual meeting of the Board of Directors for the purpose of electing officers and for the transaction of such other business as may come before the meeting shall be held as soon as possible following adjournment of the annual meeting of the stockholders at the place of such annual meeting of the stockholders. Notice of such annual meeting of the Board of Directors need not be given. The Board of Directors from time to time may by resolution provide for the holding of regular meetings and fix the place (which may be within or without the Commonwealth of Massachusetts) and the date and hour of such meetings. Notice of regular meetings need not be given, provided, however, that if the Board of Directors shall fix or change the time or place of any regular meeting, notice of such action shall be mailed promptly, or sent by telephone, including a voice messaging system or other system or technology designed to record and communicate messages, telegraph, facsimile, electronic mail or other electronic means, to each Director who shall not have been present at the meeting at which such action was taken, addressed to him or her at his or her usual place of business, or shall be delivered to him or her personally. Notice of such action need not be given to any Director who attends the first regular meeting after such action is taken without protesting the lack of notice to him or her, prior to or at the commencement of such meeting, or to any Director who submits a signed waiver of notice, whether before or after such meeting. (c. 156B, sec. 56)

          Section 3.05 Special Meetings; Notice. Special meetings of the Board of Directors shall be held whenever called by the Chief Executive Officer (or, in the event of his or her absence or disability, by the President or any Vice President), or by the Chairman of the Board of Directors, at such place (within or without the Commonwealth of Massachusetts), date and hour as may be specified in the respective notices or waivers of notice of such meetings. Special meetings of the Board of Directors may be called on twenty-four (24) hours' notice, if notice is given to each Director personally or by telephone, including a voice messaging system, or other system or technology designed to record and communicate messages, telegraph, facsimile, electronic mail or other electronic means, or on five (5) days' notice, if notice is mailed to each Director, addressed to him or her at his or her usual place of business. Notice of any special meeting need not be given to any Director who attends such meeting without protesting the lack of notice to him or her, prior to or at the commencement of such meeting, or to any Director who submits a signed waiver of notice, whether before or after such meeting, and any business may be transacted thereat. (c. 156B, sec. 56; 58)

     Section 3.06 Quorum: A majority of the total authorized number of Directors, then in office, shall constitute a quorum at any meeting of the Board of Directors, but a lesser number may adjourn any meeting from time to time. When a quorum is present at any meeting of Directors, a majority of the Directors in attendance thereat shall, except where a larger vote is required by law, the Articles of Organization or these By-Laws, be authorized to decide any question brought before such meeting. Participation of a Director by telephone or video conference at any meeting of the Board shall constitute attendance of such Director at such meeting. (c. 156B, sec. 57; 59)

     Section 3.07 Action Without A Meeting: Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if, prior to such action, written resolutions or consents thereto are signed by all members of the Board, and such written resolutions or consents are filed with the minutes of proceedings of the Board. (c. 156B, sec. 59)

     Section 3.08 Resignations: Any Director may resign at any time by delivering a written resignation to either the Chairman of the Board, the President, a Vice President, the Secretary or an Assistant Secretary. Unless otherwise specified therein, such resignation shall take effect upon delivery.

     Section 3.09 Removal of Directors: Any Director may be removed at any time, either for or without cause, upon the affirmative vote of the holders of a majority of the outstanding shares of stock of the Company entitled to vote for the election of such Director, given at a special meeting of such stockholders called for the purpose, consistent with applicable law. Any vacancy in the Board of Directors caused by any removal may be filled by the stockholders entitled to vote for the election of the Director so removed. If such stockholders do not fill such vacancy at such meeting, such vacancy may be filled in the manner provided in Section 3.10 hereof. (c. 156B, sec. 51; 52)

     Section 3.10 Vacancies and Newly Created Directorships: If any vacancies shall occur in the Board of Directors, or if the authorized number of Directors shall be increased, the Directors then in office shall continue to act, and such vacancies may be filled by a majority of the Directors then in office, though less than a quorum, and the Directors so chosen shall hold office until the next annual election and until their successors are duly elected and qualified, unless sooner displaced. Any such vacancies or newly created Directorships may also be filled by the stockholders. (c. 156B, sec. 52)

     Section 3.11 Liability of Directors: No Director of the Company shall be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a Director, except to the extent that such exculpation from liability is not permitted by applicable law as the same exists or may hereafter be amended. A Director or a member of any Committee designated by the Board of Directors, in the performance of his or her duties, shall be fully protected in relying in good faith on the books of accounts or reports made to the Company by any of its officials, or by an independent certified public accountant, or by an appraiser selected with reasonable care by the Board of Directors, or by any such Committee, or in relying in good faith upon other records of the Company. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any Director for or with respect to any acts or omissions of such Director occurring prior to such amendment or repeal. (c. 156B, sec. 65)


ARTICLE 4  COMMITTEES
           ----------

     Section 4.01 How Constituted: The Board of Directors may designate a Committee of Finance and/or one or more other Committees, each such Committee to consist of such number of Directors, not less than two, as from time to time shall be fixed by the Board of Directors. Thereafter, members (and alternate members, if any) of each such Committee shall be designated at each annual meeting of the Board of Directors. Any Committee established by the Board of Directors may be abolished by the Board of Directors and may be re-designated by the Board of Directors. Each member (and each such alternate member) of any such Committee shall hold office until his or her successor shall have been designated or until he or she shall cease to be Director, or until his or her death, or until he or she shall have resigned in the manner provided in Section
4.05 hereof, or shall have been removed in the manner provided in Section 4.06 hereof. (c. 156B, sec. 55)

     Section 4.02 Powers: During the intervals between the meetings of the Board of Directors, unless otherwise provided from time to time by the Board of Directors, the Executive Committee, if any, shall have and may exercise all powers of the Board of Directors in the management of the business and affairs of the Company except for those powers which may not be delegated to a Committee under applicable law. Each other such Committee shall have and may exercise such powers of the Board as shall be specified by the Board; provided, however, that no Committee shall have or exercise any powers which may not be delegated to a Committee under applicable law. The Executive Committee, if any, shall have, and any such other Committee may be granted, power to authorize the seal of the Company to be affixed to any or all papers which may require it. (c. 156B, sec. 55)

     Section 4.03 Proceedings: Each such Committee may fix its own rules of procedure and may meet at such place or places (within or without the Commonwealth of Massachusetts) at such time or times and upon such notice (or without notice) as it shall determine from time to time. It shall keep a record of its proceedings and shall report such proceedings to the Board of Directors at the meeting of the Board of Directors next following.

     Section 4.04 Quorum: Except as may otherwise be directed by the Board of Directors, at all meetings of any Committee the presence of members (or alternate members, if any) consisting of a majority of the total authorized membership of such Committee, but in no event less than two, shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of the majority of the members (or such alternates) present at any meeting at which a quorum is present, but in no event less than two, shall be the act of such Committee.

     Section 4.05 Resignations: Any member (and any alternate member) of any Committee may resign at any time by delivering a written resignation to either the

President, a Vice President, the Secretary or an Assistant Secretary. Unless otherwise specified therein, such resignation shall take effect upon delivery. Any resignation from the Board of Directors shall automatically constitute a resignation from any Committee.

     Section 4.06 Removal: Any member (and any alternate member) of any Committee may be removed at any time, either for or without cause, by the Board of Directors. Removal of a Director shall automatically constitute removal of said individual from any Committee.

     Section 4.07 Vacancies: If any vacancy shall occur in any Committee by reason of disqualification, death, resignation, removal or otherwise, the remaining members (and such alternate members) shall continue to act, provided they shall be at least two in number, and any such vacancy may be filled by the Board of Directors.


ARTICLE 5  OFFICERS
           --------

     Section 5.01 Number: The officers of the Company shall be a Chief Executive Officer, President, such Vice Presidents and Senior Managing Directors, or other titles of equivalent rant, as the Board of Directors may from time to time determine, a Clerk (also referred to herein as a Secretary), a Treasurer, a Chief Financial Officer, a General Counsel and such other officers as may be appointed in accordance with the provisions of Section 5.13 hereof. The Board of Directors may also elect from its own membership a Chairman of the Board of Directors and a Vice Chairman. (c. 156B, sec. 48)

     Section 5.02 Election, Term of Office and Qualifications: The officers (except such officers as may be appointed in accordance with the provisions of Section 5.13 hereof) shall be chosen by the Board of Directors at any regular or special meeting of the Board of Directors. Each officer shall hold office until the next ensuing annual meeting of the Board of Directors and until such officer's successor shall have been chosen and qualified, or until such officer's death, or until such officer shall resign in the manner provided in
Section 5.03 hereof, or shall have been removed in the manner provided in
Section 5.04 hereof or shall otherwise have such officer's employment cease.
Any number of offices may be held by the same person. Each of the Chairman of the Board and the Vice Chairman, if any, shall be and remain a Director of the Company during his or her respective term of office. No other officer need be a Director. (c. 156B, sec. 48; 50)

     Section 5.03 Resignations: Any officer may resign at any time by delivering a written resignation to the Board of Directors, the Chairman of the Board, the President, the Secretary or an Assistant Secretary. Unless otherwise specified therein, such resignation shall take effect upon delivery.

     Section 5.04. Removal: Any officer may be removed from office, either for or without cause, at any special meeting of the Board of Directors called for the purpose, or at a regular meeting, or by resolution adopted by the Board of Directors, consistent with applicable law. Any officer or agent appointed in accordance with the provisions of Section 5.13 hereof may also be removed, either for or without cause, by any officer upon whom such power of removal shall have been conferred by the Board of Directors. (c. 156B, sec. 51)

     Section 5.05 Vacancies and Newly Created Offices: If any vacancy shall occur in any office by reason of death, resignation, removal, disqualification or any other cause, or if a new office shall be created, then such vacancies or newly created offices may be filled by the Board of Directors at any regular or special meeting or by resolution or, in the case of any office created pursuant to Section 5.13 hereof, by any officer upon whom such power shall have been conferred by the Board of Directors.

     Section 5.06 Authority and Duties of Officers: The officers of the Company shall have such authority and shall exercise such powers and perform such duties as may be specified in these By-Laws or as may from time to time be assigned to them by the Board of Directors, except that in any event each officer shall exercise such powers and perform such duties as are required by statute for such office.

     Section 5.07 The Chairman of the Board; Vice Chairman of the Board: The Chairman of the Board shall preside at all meetings of the Board of Directors and of the stockholders. The Chairman shall perform such other duties as from time to time may be assigned by, and shall be responsible solely to, the Board of Directors. The Vice Chairman, if any, shall perform the duties of the Chairman in the Chairman's absence.

     Section 5.08  The President:   The President shall be the chief executive
officer of the Company and shall be responsible to the Board of Directors for the administration and operation of the Company. The President shall, in the absence of the Chairman and of the Board and Vice Chairman, if any, preside at all meetings of the Board of Directors and at all meetings of stockholders. The President shall, subject to the directions of the Board of Directors, have all powers and perform all duties incident to the office of a president of a company, and shall exercise such other powers and perform such other duties as from time to time may be assigned by the Board of Directors. The President shall be vested with the powers, and perform the duties, of the Chairman of the Board in the absence of the Chairman and the Vice Chairman, if any.

     Section 5.09 The Vice Presidents: The Board of Directors may, from time to time, elect one or more Vice Presidents, Senior Managing Directors or positions of equivalent rank (including, without limitation, Senior Vice Presidents and Second Vice Presidents). Each Vice President shall have such powers and perform such duties as from time to time may be assigned by the Board of Directors or the President. Any Vice President may sign (unless the President or another Vice President shall have signed) certificates representing stock of the Company the issuance of which shall have been authorized by the Board of Directors.

     Section 5.10  The Secretary:   The Secretary shall have the following
                   -------------
powers and duties:

          (a) The Secretary shall keep or cause to be kept a record of all the proceedings of the meetings of the stockholders and of the Board of Directors in books provided for that purpose. (c. 156B, sec. 48)

          (b) The Secretary shall cause all notices to be duly given in accordance with the provisions of these By-Laws and as required by statute.

          (c) The Secretary shall be the custodian of the seal of the Company and cause such seal (or a facsimile thereof) to be affixed to all certificates representing stock of the Company prior to the issuance thereof and to all instruments the execution of which on behalf of the Company under its seal shall have been duly authorized in accordance with these By-Laws, and when so affixed he or she may attest the same.

          (d) The Secretary shall have charge of the stock books of the Company and cause the stock and transfer books to be kept in such manner as to show at any time the amount of the stock of the Company of each class issued and outstanding, the names and the addresses of the holders of record thereof, the number of shares held by each holder and the time when each became such holder of record.

          (e) The Secretary shall sign (unless the Treasurer, an Assistant Treasurer or Assistant Secretary shall have signed) certificates representing stock of the Company the issuance of which shall have been authorized by the Board of Directors.

          (f) The Secretary shall perform, in general, all duties incident to the office of Secretary and such other duties as are given to the Secretary by these By-Laws or as from time to time may be assigned by the Board of Directors or the President.

     Section 5.11  The Treasurer:   The Treasurer shall have the following
                   -------------
powers and duties:

          (a) The Treasurer shall maintain banking arrangements and be responsible for the moneys and securities of the Company.

          (b) The Treasurer shall cause the moneys and other valuable effects of the Company to be deposited in the name and to the credit of the Company in such banks or trust companies or with such bankers or other depositaries as shall be selected in accordance with these By-Laws.

          (c) The Treasurer may sign (unless an Assistant Treasurer or the Secretary or an Assistant Secretary shall have signed) certificates representing stock of the Company the issuance of which shall have been authorized by the Board of Directors.

          (d) The Treasurer shall perform all duties incident to the office of Treasurer, and such other duties as from time to time may be assigned by the Board of Directors or the President.

     Section 5.12  The Chief Financial Officer:  The Chief Financial Officer
                   ---------------------------
shall have the following powers and duties:

          (a) The Chief Financial Officer shall be the principal financial officer of the Company and shall be responsible for all financial and operating statements, tax reports and returns, and reports to government agencies; and the Chief Financial Officer shall render to the President or the Board of Directors, whenever requested, such statements of accounts as may be requested.

          (b) Chief Financial Officer shall perform all duties incident to the office of Chief Financial Officer, and such other duties as from time to time may be assigned by the Board of Directors or the President.

     Section 5.13 Subordinate Officers, Etc.: The Board of Directors from time to time may appoint such other officers or agents as it may deem advisable, including one or more Assistant Secretaries and Assistant Treasurers, each of whom shall have such title, hold office for such period, have such authority, and perform such duties, as the Board of Directors from time to time may determine. The Board of Directors from time to time may delegate to any officer or agent the power to appoint any such subordinate officers or agents and to prescribe their respective rights, terms of office, authorities and duties.

     Section 5.14 Compensation: The Board of Directors shall fix the compensation of the Chairman of the Board of Directors and may fix the compensation of all other officers of the Company. No officer shall be prevented from receiving any such salary or compensation by reason of the fact that he or she is also a Director of the Company.

     Section 5.15 Surety Bonds: In case the Board of Directors shall so require, any officer or agent of the Company shall execute to the Company a bond in such sum and with such surety or sureties as the Board of Directors may direct, conditioned upon the faithful performance of his or her duties to the Company, including responsibility for negligence and for the accounting for all property, moneys or securities of the Company which may come into his or her possession.


ARTICLE 6:  EXECUTION OF INSTRUMENTS, BORROWING OF MONEY AND DEPOSIT OF
            -----------------------------------------------------------
            CORPORATE FUNDS
            ---------------

     Section 6.01 Execution of Instruments: The President or any Senior Vice President, Vice President, Second Vice President, Senior Managing Director, Executive Vice President or any other Board elected officer of equivalent rank, subject to any limitation contained in the Articles of Organization or in these By-Laws, may enter into any contract or execute and deliver any instrument in the name and on behalf of the Company. The Board of Directors may, subject to any limitation contained in the Articles of Organization or in these By-Laws, authorize any other officer or agent to enter into any contract or execute and deliver any instrument in the name and on behalf of the Company; any such authorization may be general or confined to specific instances.

     Section 6.02 Loans: No loans or advances shall be made by the Company to others, or contracted on behalf of the Company, and no negotiable paper shall be issued in its name, unless and except as authorized by the Board of Directors, or a committee thereof; any such authorization may be general or confined to specific instances. Any officer of the Company thereunto so authorized may effect loans and advances by or to the Company, and may make, execute and deliver promissory notes, bonds or other evidences of indebtedness of the Company. Any officer of the Company thereunto so authorized may pledge, hypothecate or transfer as security for the payment of any and all loans, advances, indebtedness and liabilities of the Company any and all stocks, bonds, other securities and other personal property at any time held by the Company, and to that end may endorse, assign and deliver the same and do every act and thing necessary or proper in connection therewith.

     Section 6.03 Deposits: All moneys of the Company not otherwise employed shall be deposited from time to time to its credit in such banks or trust companies or with such bankers or other depositaries as the Board of Directors, or a committee thereof, may select, or as from time to time may be selected by any officer or agent authorized to do so by the Board of Directors, or a committee thereof.

     Section 6.04 Checks, Drafts, etc.: All notes, drafts, bills of exchange, acceptances, checks, endorsements and other evidences of indebtedness of the Company and its orders for the payment of money shall be signed by such officer or officers or such agent or agents of the Company, and in such manner, as the Board of Directors, or a committee thereof, from time to time may determine.

     Section 6.05 Sale, Transfer, etc., of Securities: Subject to the limitation contained in these By-Laws, the President or any Senior Vice President, Vice President or Second Vice President, the Treasurer or the Secretary, to the extent authorized by the Board of Directors, may sell, transfer, endorse, and assign any and all shares of stocks, bonds and other securities owned by or standing in the name of the Company, and may make, execute and deliver in the name of and as the act of the Company, under its corporate seal, and all instruments in writing necessary or proper to carry such sales, transfers, endorsements and assignments into effect.

     Section 6.06 Voting Upon Stocks: Unless otherwise ordered by the Board of Directors, the President or any Senior Vice President, Vice President or Second Vice President shall have full power and authority on behalf of the Company to attend and to act and to vote, or in the name of the Company to execute proxies to vote, at any meeting of stockholders of any corporation in which the Company may hold stock, and at any such meeting shall possess and may exercise, in person or by proxy, any and all rights, powers and privileges incident to the ownership of such stock. The Board of Directors may, from time to time, confer like powers upon any other person or persons.


ARTICLE 7  CAPITAL STOCK
           -------------

     Section 7.01 Certificates of Stock: (a) Every holder of stock in the Company shall be entitled to have a certificate, signed by, or in the name of the Company by, the

Chairman of the Board or Vice Chairman, if any, or the President or any Senior Vice President, Vice President or Second Vice President and the Treasurer or any Assistant Treasurer, or the Secretary or any Assistant Secretary, certifying the number of shares owned by such stockholder in the Company.

     (b) Certificates representing shares of stock of the Company shall be in such form as shall be approved by the Board of Directors.

     (c) There shall be entered upon the stock books of the Company at the time of issuance of each share the number of the certificate issued, the name of the person owning the shares represented thereby, the number and class of such shares, and the date of issuance thereof. Every certificate exchanged or returned to the Company shall be marked "Cancelled", with the date of cancellation.

     Section 7.02 Transfer of Stock: (a) Transfers of shares of the stock of the Company shall be made on the books of the Company by the holder of record thereof, in person or by the holder's attorney thereunto duly authorized by a power of attorney duly executed in writing and filed with the Secretary of the Company or with any of its transfer agents, upon surrender of the certificate or certificates properly endorsed or accompanied by proper instruments of transfer, representing such shares.


     (b) The Company shall be entitled to treat the holder of record of any share or shares of stock as the absolute owner thereof for all purposes, and accordingly shall not be bound to recognize any legal, equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by applicable law.


ARTICLE 8  INDEMNIFICATION
           ---------------

     Section. 8.01 Persons Indemnified, Inclusions and Exclusions: The Company shall, except as hereinafter provided and subject to limitations of law, indemnify each Director, former Director, officer and former officer of the Company, and any such person and any employee or former employee of the Company who serves at the request of the Company as a Director or officer of any other organization in which the Company directly or indirectly owns shares or of which it is a creditor, and his heirs and legal representatives, against all loss, liability and expense whether heretofore or hereafter imposed upon or incurred by him in connection with any pending or future action, suit, proceeding or claim in which he may be involved, or with which he may be threatened, by reason of any alleged act or omission as such Director or officer while so serving or by reason of such Director or officer concurrently holding office as a director of another organization of which he was a director at the time he first became such Director or officer. Such loss, liability and expense shall include, but not be limited to, judgments, fines, court costs, reasonable attorneys' fees and the cost of reasonable settlements. Such indemnification shall not cover (a) loss, liability or expense imposed or incurred in connection with any item or matter as to which such Director or officer shall be finally adjudicated not to have acted in good faith in the reasonable belief that his action was in the best interests of the Company; or (b) loss, liability or expense imposed or incurred in connection with any item or matter which shall be settled without final adjudication unless such settlement shall have been approved as in the best interests of the Company (1) by vote of the Board of Directors at a meeting in which no Director participates against whom any suit or proceeding on the same or similar grounds is then pending or threatened or (2) by vote of the policyholders. As part of such indemnification, the Company may pay expenses incurred in defending any such action, suit, proceeding or claim in advance of the final disposition thereof upon receipt of an undertaking by the person indemnified to repay such payment if he should be determined not to be entitled to indemnification hereunder. The foregoing rights of indemnification shall be in addition to any rights to which any Director, former Director, officer, former officer, employee, heirs or legal representatives may otherwise be lawfully entitled.

     A Director of the Company shall not be liable to the Company or its members for monetary damages for breach of fiduciary duty as a Director, except to the extent that such exculpation from liability is not permitted by applicable law as the same exists or may hereafter be amended. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director for or with respect to any acts or omissions of such Director occurring prior to such amendment or repeal.


ARTICLE 9  MISCELLANEOUS
           -------------

     Section 9.01  Fiscal Year:  The fiscal year of the Company shall be the
                   -----------
calendar year.

     Section 9.02 Contributions: The Directors may, subject to the limits and restrictions imposed by law and subject to such rules and regulations consistent with law that they may make, make contributions of such sums of money as they determine to be reasonable for public welfare or for charitable, scientific or educational purposes.

     Section 9.03 Waivers of Notice: Whenever any notice is required to be given by law, or under the provisions of the Articles of Organization or of these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of , any regular or special meeting of the stockholders need be specified in any written waiver of notice.

     Section 9.04 Divisions: The Company may have such Divisions, and such Division officers, as the Company's Board of Directors may from time to time determine.

ARTICLE 10  AMENDMENTS
            ----------

     Section 10.01 Amendments: All By-Laws of the Company, whether adopted by the Board of Directors or the stockholders, shall be subject to amendment, alteration or repeal, and new By-Laws may be made, either:

            (a) by the affirmative vote of the holders of record of a majority of the outstanding shares of stock of the Company entitled to vote, given at any annual or special meeting, the notice or waiver of notice of which shall have specified or summarized the proposed amendment, alteration, repeal, or new By-Law; or

            (b) by the Board of Directors, except as to By-Laws that, in accordance with applicable law, the Articles of Organization or these By-Laws, are subject to amendment, alteration or repeal only by vote of the stockholders.



_________________________________

(Citations to the Business Corporations Law of the Commonwealth of Massachusetts are inserted for reference only and do not constitute a part of the By-Laws.)



5/8/00

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